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                                                                   Exhibit 10.17
                                    AGREEMENT


                  THIS AGREEMENT made this 16th day of April, 2001, by and between MACKEN ASSOCIATES, a California Limited Partnership, (hereinafter referred to as "Lessor") and DEPOSITION SCIENCES, INC., an Ohio Corporation qualified to do business in the State of California, (hereinafter referred to as "Lessee").
                                    RECITALS
                           The parties hereto previously entered into an Agreement dated March 2, 2001, (the "Lease") whereby Lessee would lease certain real property owned by Lessor commonly known as 3300 Coffey Lane, Santa Rosa, California, (the "Property") upon the satisfaction of certain conditions precedent, all of which were required to occur no later than March 16, 2001. All conditions were not satisfied on March 16, 2001, and the Lease, by its terms, automatically terminated.
          The parties by this Agreement wish to provide for reinstatement of the Lease subject to certain modifications to the Lease as expressly stated herein and subject to the modifications to confirm and ratify all of the terms, covenants, and conditions of the Lease.

                                    AGREEMENT
                  NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

                  1. Section 1.1 of the Lease is hereby amended to read in its entirety as follows:

         "1.1 This Agreement and this Amendment thereto shall become effective when

                  (i) signed by all parties hereto upon the date of the party last signing,

                  (ii) upon receipt by the Lessee of executed Nondisturbance and

         Attornment Agreements as set forth in Paragraph 13.14 of this Lease [Lessor has deposited with the Escrow Holder hereinafter named the Nondisturbance and Attornment Agreements from Wells Fargo Bank and John Macken and provided copies to Lessee. Lessor has furnished Lessee copies of correspondence from Bay Area Development Corp., the holder of a second deed of trust against the Property


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         which Lessee has accepted as satisfying the requirements that Lessor executed Non-Disturbance and Attornment Agreement from said Bay Area Development Corporation],

                  (iii) upon confirmation of the lease guaranty contained in the Lease and execution of the lease guarantee provided with this amendment by Advanced Lighting Technologies, Inc. (hereinafter "ADLT"),

                  (iv) upon the submission into escrow of the Option Fee as provided for in the Option Agreement between the parties dated March 2, 2001,

                   (v) John Macken and his affiliates shall have acquired 100% of the partnership interests of Lessor and all required consents to such acquisition have been obtained [Lessor has provided Lessee with documentation reflecting that John Macken now owns 80% of the partnership interests in Lessor. The documentation reflecting that Donald P. Macken has agreed to transfer the remaining 20% of the partnership interest to John Macken's nominees upon Donald P. Macken acquiring the remaining 20% interest from Ralph Skidmore, and the documentation reflecting that Donald P. Macken has entered into an agreement with Ralph Skidmore to acquire the remaining 20% interest subject to the approve of the U.S. Bankruptcy Court has been provided to Lessee],

                  (vi) John Macken shall have filed a notice of recission with respect to the notice of default recorded August 7, 2000, as instrument 00-078996 regarding deeds of trusts filed as instrument numbers 1997 0115820 and 1999 139354, Official Records of Sonoma County, California [Notices of Rescission of Notice of Default has been deposited with the Escrow Holder and a copy provided to Lessee],

                  (vii) Lessee shall have received satisfactory estoppel certificates from the holders of all deeds of trust filed against the Property, including among other things, a representation concerning the outstanding balance, default rate and existing defaults [Lessor has deposited an executed landlord waiver with Escrow Holder and provided a copy to Lessee. An estoppel certificate from Wells Fargo


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         Bank and John Macken has been deposited into escrow and copies furnished to Lessee. Lessor has furnished Lessee copies of correspondence from Bay Area Development Corp., the holder of a second deed of trust against the Property which Lessee has accepted as satisfying the requirements that Lessor provide an estoppel certificate from said Bay Area Development Corporation]; and

                  (viii) Lessee, at its expenses, shall have obtained a CLTA standard leasehold and option policy of title insurance subject only to
         (a) a lien to secure payment of real estate taxes and assessments, not delinquent; (b) the lien of supplemental taxes, not delinquent; (c) exceptions 4, 5, 6, 7, and 8 as set forth on Exhibit "C " hereto and
         (d) the standard printed exceptions with endorsement to delete the exclusions with respect to bankruptcy and creditor rights laws set forth as Item 6 in the Exclusions From Coverage. [Lessee has received a commitment from the Escrow Holder on behalf of Security Union Title Insurance Company to provide the foregoing policy of title insurance for the leasehold].

                  (ix) Lessee has received an acceptable legal opinion from Tom Kelley opining to the enforceability of the Lease and Option.

                  2. Sonoma Title Guarantee Co., 490 Mendocino Avenue, Santa Rosa, California, 95401, is hereby designated by the parties as the Escrow Holder and is hereinafter referred to as "Escrow Holder"). The duties of the Escrow Holder shall be the same as set forth in the Escrow Agreement entered into on March 2, 2001, by the parties hereto and Sonoma Title Guarantee Co.

                  3. The Lease, as modified herein, shall be effective ("Effective Date") as of the date all of the conditions provided for in Section
1.1 of the Lease are satisfied but in no event later than June 30, 2001. Foregoing notwithstanding, Lessee may commence occupation of the Property on the date hereof and Lessee's obligation to commence paying rent as provided in
Section 3.1 of the Lease shall commence on the date hereof but shall not be due and payable until the date the U.S. Bankruptcy Court for the Northern District of California approval of the sale and transfer of Ralph Skidmore's limited partnership twenty percent (20%) interest in Lessor to Donald P. Macken.


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                  4. Except as herein otherwise expressly provided in this
modification, the parties hereby affirm and ratify all of the terms and conditions of the Lease which shall commence as of the Effective Date as set forth above.
                  IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first hereinabove written.

                                          MACKEN ASSOCIATES,
                                          A California Limited Partnership

                                          By /s/ John Macken
                                             -----------------------------------
                                                   General Partner

                                          DEPOSITION SCIENCES, INC.

                                          By /s/ Lee Bartolomei
                                            ------------------------------------


         The undersigned hereby agrees to guarantee the obligations of the lessee hereunder.

                                  GUARANTOR:

                                  ADVANCED LIGHTING TECHNOLOGIES, INC.
                                  an Ohio Corporation


                                  By: /s/ Wayne R. Hellman CEO
                                     -------------------------------------------
                                                                      (Title)



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